Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:             John Hulbert, Investors, (612) 761-6627

Stacey Wempen, Financial Media, (612) 761-6785

Target Media Hotline, (612) 696-3400

Target Corporation Announces Initial Results and Upsizing of Pending Maximum Tender Offers

MINNEAPOLIS (March 27, 2013) — Target Corporation (“Target”) (NYSE:TGT) today announced the early tender results for its previously announced tender offers (the “Maximum Tender Offers”) to purchase for cash up to the Maximum Payment Amount (as defined below) of its debt securities listed in the table below (collectively, the “Notes” and each a “series” of Notes).  In addition, Target has amended the Maximum Tender Offers to increase the previously announced Maximum Payment Amount from $914,268,003 to $1,114,268,003 (the “Maximum Payment Amount”).  All other terms of the Maximum Tender Offers, as previously announced, remain unchanged. The revised Maximum Tender Offers, combined with the recent any and all tender offers, will total $1.4 billion in aggregate consideration paid by Target.  The Maximum Tender Offers are being made solely pursuant to the offer to purchase and related letter of transmittal, each dated March 13, 2013 (as they may be amended or supplemented, the “Tender Offer Documents”).  Target refers investors to the Tender Offer Documents, as supplemented by the amendment noted above, for the complete terms of the Maximum Tender Offers.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on March 27, 2013, (the “Early Tender Date”), $1,611,519,000 aggregate principal amount of Notes had been validly tendered and not validly withdrawn.  Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on March 27, 2013.  The table below sets forth the aggregate principal amount and percentage of Notes validly tendered and not validly withdrawn by the Early Tender Date. The final results of the Maximum Tender Offers will not be available until after the Maximum Tender Offers expire at 11:59 p.m., New York City time, on April 10, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”).

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Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 2 of 4

Up to the Maximum Payment Amount of the Outstanding Notes Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Payment (1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
7.000% Notes due 2038	87612EAU0	$2,250,000,000	1	+90 bps	2.750% due November 15, 2042	FIT1	$30	$1,126,303,000	50.06%
6.35% Debentures due 2032	87612EAK2	$550,000,000	2	+80 bps	2.750% due November 15, 2042	FIT1	$30	$90,159,000	16.39%
6.500% Notes due 2037	87612EAR7	$1,250,000,000	3	+95 bps	2.750% due November 15, 2042	FIT1	$30	$379,360,000	30.35%
9 7/8% Debentures due 2020	239753BC9	$38,650,000	4	+55 bps	2.000% due February 15, 2023	FIT1	$30	$1,828,000	4.73%
8 7/8% Debentures due 2022	239753BL9	$21,628,000	5	+80 bps	2.000% due February 15, 2023	FIT1	$30	$8,995,000	41.59%
9.70% Debentures due 2021	239753BG0	$27,715,000	6	+65 bps	2.000% due February 15, 2023	FIT1	$30	$1,189,000	4.29%
8.80% Debentures due 2022	239753BM7	$40,830,000	7	+80 bps	2.000% due February 15, 2023	FIT1	$30	$1,800,000	4.41%
9% Debentures due 2021	239753BJ4	$16,652,000	8	+70 bps	2.000% due February 15, 2023	FIT1	$30	$1,885,000	11.32%

(1)  Per $1,000 principal amount of Notes.  The Total Consideration for Notes validly tendered at or prior to the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment.

The Maximum Tender Offers are for up to the Maximum Payment Amount.  Because the aggregate consideration payable for validly tendered Notes already exceeds the Maximum Payment Amount, the Notes will be purchased in accordance with the acceptance priority levels set forth in the table above and will be subject to proration as described in the Tender Offer Documents.  Target currently expects to accept for purchase on a pro rata basis approximately 68% of the Notes validly tendered and not validly withdrawn for the series listed in the table above at Acceptance Priority Level 1.  The principal amount of the series listed in the table above at Acceptance Priority Level 1 that is ultimately accepted for purchase will depend upon whether holders tender additional Notes after the Early Tender Date. Target does not expect to accept for purchase any of the Notes for the series listed above at Acceptance Priority Levels 2 through 8.  The Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company or otherwise returned in accordance with the Tender Offer Documents.

The “Total Consideration” will be determined in the manner described in the Tender Offer Documents at 2:00 p.m., New York City time, on March 28, 2013, unless extended or earlier terminated. Holders of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date are eligible to receive the Total Consideration for any such Notes accepted for

Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 3 of 4

purchase.  Holders of Notes who validly tender their Notes after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible only to receive an amount equal to the Total Consideration minus the “Early Tender Payment” set forth in the table above (the “Late Tender Offer Consideration”) for any such Notes accepted for purchase.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date Target makes payment in same-day funds for such Notes, which date is anticipated to be April 11, 2013.

Information Relating to the Maximum Tender Offers

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Maximum Tender Offers. Holders with questions regarding the Maximum Tender Offers may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Maximum Tender Offers and can be contacted at (866) 873-7700 (toll-free) or (212) 430-3774 (collect).

None of Target or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to any of the Maximum Tender Offers, and neither Target nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes. The full details of the Maximum Tender Offers for the Notes, including complete instructions on how to tender Notes, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Maximum Tender Offers, by calling toll-free at (866) 873-7700 (bankers and brokers can call

Target Corporation Announces Initial Results and Upsizing of
 Pending Maximum Tender Offers – Page 4 of 4

collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Maximum Tender Offers.

About Target

Minneapolis-based Target Corporation (NYSE: TGT) serves guests at 1,804 stores – 1,784 in the United States and 20 in Canada – and at Target.com. Since 1946, Target has given 5 percent of its profit through community grants and programs; today, that giving equals more than $4 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/corporateresponsibility.

For more information, visit Target.com/Pressroom.

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